EXHIBIT 10.8
SIGNIFY HEALTH, INC.
NOTICE OF SUBSTITUTE NON-STATUTORY STOCK OPTION GRANT
Signify Health, Inc., a Delaware corporation (the “Company”), hereby grants to the participant identified below (the “Participant”) on the date of grant set forth below (the “Date of Grant”) non-qualified stock options (the “Signify Stock Options”) to purchase the number of shares of Class A common stock, par value $0.01, of the Company (“Signify Class A Shares”) set forth below, with an exercise price per Signify Class A Share set forth below. The Signify Stock Options are subject to all of the terms and conditions set forth in this Notice of Substitute Non-Statutory Stock Option Grant (this “Notice”), the Substitute Non-Statutory Stock Option Agreement attached hereto (the “Agreement”), and the Signify Health, Inc. Amended and Restated 2019 Equity Incentive Plan (the “Plan”), each of which is incorporated herein in its entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement or Plan, as applicable.
The Signify Stock Options are being granted in connection with the initial public offering of Signify Class A Shares (the “Signify IPO”) and the entry into that certain Agreement and Plan of Merger, dated as of February 12, 2021, by and among the Company, New Remedy Corp., a Delaware corporation (“New Remedy”) and Merger Sub 2, Inc., a Delaware corporation (the “New Remedy Merger Agreement”), pursuant to which each outstanding stock option to purchase shares of Class A common stock, par value $0.001, of New Remedy (“New Remedy Class A Shares”) previously granted to the Participant under the terms of the New Remedy Corp. Amended and Restated 2019 Equity Incentive Plan (the “New Remedy Plan”) was assumed by the Company and converted into a Signify Stock Option with the terms set forth in this Notice and the Agreement.

Participant:	[●]
Date of Grant:	[●]
Vesting Commencement Date:	[●]
Number of Signify Class A Shares Subject to Signify Stock Option:	Time-Based Options: [●]
Exercise Price Per Signify Class A Share:	$[●]
Signify Stock Option Expiration Date:	[●]
Plan:	Signify Health, Inc. Amended and Restated 2019 Equity Incentive Plan (formerly known as the New Remedy Corp. 2019 Amended and Restated Equity Incentive Plan)

The Company, by its duly authorized officer, and the Participant have executed this Notice as of the Date of Grant.

SIGNIFY HEALTH, INC.
By:
Name: Adam F. McAnaney
Title: General Counsel

The undersigned Participant acknowledges receipt of, and understands and agrees to, this Notice, the Agreement and the Plan. The Participant further acknowledges that as of the Date of Grant, this Notice, the Agreement and the Plan (and any agreements expressly incorporated therein by reference) set forth the entire understanding between the Participant and the Company regarding the Signify Stock Options and, except as otherwise expressly provided therein, supersede all prior oral and written agreements on the subject.

PARTICIPANT
By:
[●]

SUBSTITUTE NON-STATUTORY STOCK OPTION AGREEMENT
Pursuant to the Notice of Substitute Non-Statutory Stock Option Grant (the “Notice”) delivered to the Participant, and subject to the terms and conditions of this Substitute Non-Statutory Stock Option Agreement (this “Agreement”) and the Plan, the Company and the Participant agree as set forth below. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Notice or the Plan, as applicable.
RECITALS
WHEREAS, as of the date hereof, the Participant holds stock options to purchase New Remedy Class A Shares (the “New Remedy Stock Options”) under the terms of the New Remedy Plan;
WHEREAS, in connection with the Signify IPO and the related reorganization transactions, (i) New Remedy is merging with and into the Company with the Company being the surviving corporation, (ii) each New Remedy Class A Share is being cancelled and converted into [●] Signify Class A Shares, (iii) each New Remedy Stock Option is being assumed by the Company and converted into a Signify Stock Option on the terms set forth herein (the “Stock Option Conversion”) and (iv) the New Remedy Plan is being assumed by the Company and renamed the Signify Health, Inc. 2019 Amended and Restated Equity Incentive Plan, as amended and restated to, among other things, reflect the terms set forth in this Agreement and the Notice;
WHEREAS, following the Stock Option Conversion, the Signify Stock Options will be subject to all of the same terms and conditions of the corresponding New Remedy Stock Options, except as expressly provided herein, and will be governed by the terms of this Agreement, the Notice and the Plan; and
WHEREAS, the Signify Class A Shares to be issued upon exercise of the Signify Stock Options will be registered on a Form S-8 with the Securities and Exchange Commission.
1.Treatment of New Remedy Stock Options. As of the consummation of the transactions contemplated by the New Remedy Merger Agreement (the “Effective Time”), each New Remedy Stock Option previously entitling the Participant to acquire New Remedy Class A Shares on the terms and conditions set forth in the award agreement evidencing such New Remedy Stock Option (the “Prior Agreement”) and the New Remedy Plan shall be substituted for a Signify Stock Option to purchase the number of Signify Class A Shares set forth in the Notice with an exercise price per Signify Class A Share set forth in the Notice (in each case, subject in all respects to adjustment pursuant to the provisions of the Plan in respect of transactions occurring after the Signify IPO). The Signify Stock Options are hereby granted to the Participant in substitution for the Participant’s corresponding New Remedy Stock Options and such New Remedy Stock Options are hereby deemed cancelled as of the Effective Time. The exchange of a

New Remedy Stock Option for a Signify Stock Option is intended to qualify as an option substitution under Treas. Reg. §1.409A-l(b)(5)(v)(D) and will be construed accordingly.
2.Governing Documents. Except as otherwise provided in this Agreement, the Signify Stock Options will remain subject to the terms and conditions of the Prior Agreement, including with respect to vesting, except as otherwise set forth in this Agreement (including Appendix A hereto). In the event of any conflict between the terms and provisions of this Agreement (including the Notice and Appendix A) and the Prior Agreement, except as otherwise expressly provided herein, this Agreement will govern and control. In the event of any conflict between the terms and provisions of the Plan and this Agreement, except as otherwise expressly provided herein, this Agreement will govern and control.
3.Exercise of Stock Option. The Signify Stock Options will become exercisable once vested in accordance with Appendix A. The method by which each Signify Stock Option may be exercised, and the terms and conditions of such exercise, shall be as set forth in the Prior Agreement or the Plan, as applicable.
4.Restrictive Covenants. The Participant hereby acknowledges and agrees that they will remain subject to the restrictive covenants contained in the Prior Agreement which are incorporated herein by reference as if such provisions were set forth herein in full.
5.Effect on Employment. Neither the grant of the Signify Stock Options, nor the issuance of Signify Class A Shares upon exercise of the Signify Stock Options, will give the Participant any right to be retained in the employ or service of the Company or any of its affiliates (collectively, the “Company Group”), affect the right of any member of the Company Group to discharge or discipline the Participant at any time, or affect any right of such Participant to terminate their employment or service at any time.
6.Transfer of the Signify Stock Options. Notwithstanding anything in the Plan to the contrary, except as otherwise provided in the Prior Agreement, the Signify Stock Options may not be transferred except by will or by the laws of descent and distribution, and are exercisable during the Participant’s life only by the Participant.
7.Withholding. The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued Signify Class A Shares upon exercise of the Signify Stock Options, are subject to the Participant promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Committee) all taxes required to be withheld. No Signify Class A Shares will be transferred pursuant to the exercise of the Signify Stock Option unless and until the person exercising the Signify Stock Options has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local withholding tax requirements (if any), or has made other arrangements satisfactory to the Committee with respect to such taxes. The Participant authorizes the Company Group to withhold such amounts from any amounts otherwise owed to the Participant, but nothing in this sentence will be construed as relieving the Participant of any liability for satisfying their obligation under the preceding provisions of this Section 7.
8.Section 409A. The Stock Options granted hereunder are intended to comply with or be exempt from the requirements of Section 409A and shall be construed accordingly. No member of the Company Group or the Committee, nor their respective directors, officers, agents, representatives or any affiliates of the foregoing, shall have any liability to the Participant or to any other person by reason of any failure of the Signify Stock Options to satisfy or be exempt from the requirements of Section 409A.
9.Binding Effect. This Agreement (including the Notice) shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
10.Acknowledgements. The Participant acknowledges and agrees that (a) the Notice (including this Agreement) may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, and (b) the Notice (including this Agreement) be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder.
11.Governing Law. This Agreement (including the Notice), and all claims or disputes arising out of or based upon this Agreement or the Notice or relating to the subject matter hereof will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. The parties hereto agree that any disputes related to this Agreement shall be resolved in the state or federal courts of Delaware, to whose exclusive jurisdiction the Participant expressly consents.
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Appendix A
The Signify Stock Options will vest in accordance with the following vesting schedule, subject to the Participant remaining in continuous Employment from the Date of Grant through the applicable vesting date.
1.Time-Based Options. The time-vesting component of the Signify Stock Options (the “Time-Based Options”) will vest in accordance with the schedule set forth below, subject to the Participant remaining continuous Employment with the Company Group through each applicable vesting date. Upon the occurrence of Change of Control, any portion of the Time-Based Options that are unvested and then outstanding as of such date shall automatically vest in full immediately prior to the consummation of such Change of Control. There shall be no proportionate or partial vesting in the periods prior to each vesting date set forth below and all vesting shall occur only on the applicable vesting date, subject to the Participant’s continued Employment with the Company Group through each applicable vesting date.
Time-Based Options Vesting Schedule:

25%     on [●]
25%     on [●]
25%     on [●]
25%     on [●]